UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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American Shared Hospital Services
(Name of Registrant as Specified In Its Charter)
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120942.000001 4826-7027-0438.7

AMERICAN SHARED HOSPITAL SERVICES
Two Embarcadero Center, Suite 410
San Francisco, California 94111

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 25, 2021

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

    NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of the Directors (the “Board”), the 2021 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held at 8:00 a.m. Pacific Daylight Time on Friday, June 25, 2021 to consider and to act upon the following matters, all as set forth in the Proxy Statement. Due to the continued public health impact of the COVID-19 pandemic, and to mitigate risks to the health and safety of our communities, shareholders, and other stakeholders, the Meeting will be held in a virtual meeting format only.

1.ELECTION OF DIRECTORS. To elect the following six nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

Ernest A. Bates, M.D.
Daniel G. Kelly, Jr.
David A. Larson, M.D., PhD
Sandra A.J. Lawrence
S. Mert Ozyurek
Raymond C. Stachowiak

2.ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION. To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this the Proxy Statement.

3.AMENDMENT AND RESTATEMENT OF THE COMPANY’S INCENTIVE COMPENSATION PLAN. To approve the Company’s amended and restated Incentive Compensation Plan.

4.RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2021.

5.OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting and any and all adjournments thereof.

The Board knows of no matters, other than those set forth in paragraphs (1), (2), (3) and (4) above, that will be presented for consideration at the Meeting.
The Board has fixed the close of business on April 26, 2021 as the record date (“Record Date”) for the determination of shareholders entitled to vote at the Meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING VIA LIVE AUDIO WEBCAST, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING VIA LIVE AUDIO WEBCAST.
This Proxy Statement is dated April 30, 2021 and is first being made available to stockholders via the Internet on or about April 30, 2021.

By Order of the Board
/s/Alexis N. Wallace
Alexis N. Wallace
Corporate Secretary

Dated: April 30, 2021
San Francisco, California

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to Be Held on Friday, June 25, 2021 at 8:00 a.m. Pacific Daylight Time

The Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at www.ashs.com.

AMERICAN SHARED HOSPITAL SERVICES
Two Embarcadero Center, Suite 410
San Francisco, California 94111
__________________

PROXY STATEMENT
2021 ANNUAL MEETING OF SHAREHOLDERS
June 25, 2021
__________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2021 Annual Meeting of Shareholders scheduled to be held in a virtual meeting format at 8:00 a.m. Pacific Daylight Time on Friday, June 25, 2021 and at any adjournments or postponement thereof (the “Meeting” or “Annual Meeting”). It is anticipated that this Proxy Statement and the proxy will first be made available to shareholders on or about April 30, 2021.
The matters to be considered and voted upon at the Meeting will be:
1.To elect six nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.
2.To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.
3.To approve the Company’s amended and restated Incentive Compensation Plan.
4.To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2021.
5.To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

Only shareholders of record at the close of business on April 26, 2021 (the “Record Date”) are entitled to notice of and to vote at the Meeting held via a live audio webcast that is available at https://web.lumiagm.com/222396593. There will be no physical meeting location and the meeting will only be conducted via the live audio webcast. To participate in the meeting, you must have your 11-digit control number that is shown on your proxy card.

Virtual Meeting Format
    Due to the continued public health impact of the COVID-19 pandemic, and to mitigate risks to the health and safety of our communities, shareholders, and other stakeholders, the Meeting will be held in a virtual meeting format only. While you will not be able to attend the Meeting physically, the Meeting has been designed to provide shareholders with the same opportunities to participate in the virtual meeting as they would have had at an in-person meeting.
    The live audio webcast of the Meeting will begin promptly at 8:00 a.m. Pacific Daylight Time. Online access to the audio webcast will open one hour prior to the start of the Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.
    To be admitted to the Meeting, shareholders may visit https://web.lumiagm.com/222396593 and enter their 11-digit control number and the meeting password. The password for the meeting is ashs2021 (case sensitive). If you are a holder of record of our common stock at the close of business on April 26, 2021, the record date for the Meeting, or hold a “legal proxy” for the meeting provided by our bank, broker or other nominee, you are entitled to receive notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Using your 11-digit control number, you may vote during the Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, your 11-digit control number can be found on the proxy card, voting instruction form or notice of internet availability you received previously. Beginning one hour prior to, and during, the Meeting, you can view the agenda and rules of procedure for the Meeting, and submit questions, at https://web.lumiagm.com/222396593.
    If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee reflecting your Company holdings, along with your name and email address, to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a “legal proxy” may take several days and shareholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 15, 2021. You will receive a confirmation email from American Stock Transfer & Trust Company, LLC of your registration. Once registered, you may participate in and vote at the Meeting by following the instructions available on the meeting website. If you encounter any difficulty accessing the virtual meeting, please visit https://go.lumiglobal.com/faq for assistance.

Revocability of Proxies
A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to the final vote at the Meeting by filing with our Corporate Secretary either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by virtually attending the Meeting and properly voting online at the Meeting.
Solicitation of Proxies
This proxy solicitation is being made by the Board of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers and employees of the Company for shares of the Company’s common stock (the “Common Shares”). The Company will request that banks, brokers and other fiduciaries solicit their customers who beneficially own Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons for the reasonable expenses of such solicitation. In addition, the Company has engaged Laurel Hill Advisory to assist in the solicitation of proxies for the Meeting and has agreed to pay $4,500 for its proxy solicitation services.
Outstanding Securities
The Board has fixed April 26, 2021 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 5,800,811 Common Shares issued and outstanding. The Common Shares are the only class of securities entitled to vote at the Meeting.
Voting Procedures
Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for a vote at the Meeting, except as indicated below in connection with the election of directors.
In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder or to distribute the same number of votes between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board.

In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Raymond C. Stachowiak and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR (1) the election of each of the six nominees for the Board named in the Proxy Statement, (2) the approval, on a non-binding, advisory basis, of the Company’s executive compensation, (3) the approval of the amendment and restatement of the Company’s Incentive Compensation Plan, and (4) the ratification of the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm.
The Board is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.
All outstanding shares of the Company’s common stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder has the following voting options for the three proposals discussed herein:
1.A shareholder may, with respect to the election of directors, (i) vote for the election of all six director nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

2.A shareholder may, with respect to the non-binding, advisory vote on executive compensation, (i) vote for, or approve on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, (ii) vote against, or disapprove on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, or (iii) abstain.

3.A shareholder may, with respect to the amendment and restatement of the Company’s Incentive Compensation Plan, (i) vote to approve the amendment and restatement of the Company’s Incentive Compensation Plan, (ii) vote against the amendment and restatement of the Company’s Incentive Compensation Plan, or (iii) abstain.

4.A shareholder may, with respect to the proposal to ratify the appointment of Moss Adam LLP as the Company’s Independent Registered Public Accounting Firm, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Shares held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present.
The rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine matter. If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote for the proposal without receiving voting instructions from the beneficial owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.
Under the NYSE rules, the election of directors in an uncontested election (Proposal 1), the non-binding, advisory vote on the compensation of our named executive officers (Proposal 2) and the approval of the amendment and restatement of the Company’s Incentive Compensation Plan (Proposal 3) are considered non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their clients’ shares for these proposals cannot exercise their discretionary authority to vote these clients’ shares for these proposals, in which case a broker non-vote will occur. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board. The approval of the ratification of appointment of Independent Registered Accounting Firm (Proposal 4) is considered a “routine” matter under NYSE rules and therefore we do not expect any broker non-vote will occur.
Votes Required to Approve Each Proposal
A majority of the Common Shares entitled to vote on the Record Date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business.
Proposal 1: In the election of directors, the six nominees receiving the highest number of votes will be elected directors of the Company.
Proposal 2: The compensation of our named executive officers will be approved, on a non-binding, advisory basis, by the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum). The outcome of the advisory vote on our executive compensation will not be binding on the Board. However, the Board, in the exercise of its fiduciary duties, will consider the outcome of the non-binding, advisory votes in determining how to proceed following such votes.

Proposal 3: The approval of the amendment and restatement of the Company’s Incentive Compensation Plan requires the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum).
Proposal 4: The approval of the proposal to ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm requires the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum).
Provided that the quorum requirement is satisfied, (i) broker non-votes will have no effect on the outcome of the election of directors, (ii) abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting for Proposals 2, 3 and 4. However, approval of these proposals also require the affirmative vote of a majority of the shares necessary to constitute a quorum, and therefore abstentions and broker non-votes could prevent the approval of these proposals because they do not count as affirmative votes, provided that no broker non-votes are expected for Proposal 4 on the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.
The Inspector of Elections appointed by the Board will determine the number of Common Shares represented in person or by proxy at the Meeting, whether a quorum exists, and the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Meeting before the voting begins.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors

The Company’s current Amended and Restated Bylaws provide that there shall be no less than five nor more than nine directors. The number of directors currently is fixed at six. Each of the directors is standing for re-election. There are currently no vacancies on the Board.
Board Leadership Structure
For many years our founder, Ernest A. Bates, M.D., served as both Chairman and Chief Executive Officer of the Company. The Board believed that Dr. Bates’ intimate knowledge of the Company’s business and customers, and his significant ownership of our Common Shares, closely aligned him with the interests of all of our constituencies and positioned him well to lead the Board, which in turn determines the Company’s overall direction. Since the Chairman and Chief Executive Officer positions were held by the same person, the Board elected an independent, non-management director as Lead Director to coordinate the activities of the other non-management directors and preside at their meetings. Daniel G. Kelly, Jr. currently serves as Lead Director. Effective on May 4, 2020, Dr. Bates retired as President and Chief Executive Officer of the Company and continued to serve as Executive Chairman until December 31, 2020. Raymond C. Stachowiak, a current director of the Board, was appointed as the Company’s Interim President and Chief Executive Officer, effective May 4, 2020, and became the Company’s Chief Executive Officer effective October 1, 2020. Accordingly, on May 4, 2020, the positions of Chairman and Chief Executive Officer of the Company were separated. The Board believes that such separation will continue to provide effective and independent leadership structure in light of Dr. Bates’ retirement. In addition, Mr. Kelly continues to serve as the Lead Director. The Board intends to assess the characteristics and attributes of its leadership structure from time to time and make changes as it deems appropriate.

Board’s Role in Risk Oversight
Management, which is responsible for day-to-day risk management, continually monitors the material risks facing the Company, including strategic risks, operational risks, financial risks and legal and compliance risks.  The Board is responsible for exercising oversight of management's identification and management of, and planning for, those risks.  The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus. The responsibilities of the Board's committees, and the areas of risk that they monitor, are described in detail in their charters. In summary, the Audit Committee oversees the preparation of the Company's financial statements and the hiring and work of its independent auditors to mitigate the risk of non-compliance with the regulations of the SEC governing financial reporting. The Compensation Committee oversees the structure of the Company's executive compensation program and has concluded that the program does not create a material risk that individuals will take excessive risks in order to impact their compensation. The Nominating and Corporate Governance Committee oversees Board organization, membership and structure, director and officer succession planning and corporate governance to promote compliance with the requirements of securities regulators and stock exchanges.
Nominees for Directors
The Board is proposing the persons named below for election to the Board. Each of the persons identified below will be nominated for election to serve until the next annual meeting of shareholders and until his successor shall be elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee is unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board. Each of the nominees named below has notified the Board that, if elected, he or she will agree to serve as a director.
Set forth below is certain information regarding each of the nominees.

ERNEST A. BATES, M.D., founder of the Company, has served as Chairman of the Board since the incorporation of the Company. Dr. Bates also served as Chief Executive Officer until May 4, 2020 and served as the Company’s Executive Chairman through December 31, 2020. He is a member of several professional medical societies including several in his specialty. He is an Emeritus member of the Board of Trustees at Johns Hopkins University and the University of Rochester. Dr. Bates is a member of the Board of Overseers at UCSF School of Nursing and a former member of the Board of Trustees at UCSF Foundation and the California Higher Education Business Forum. In 1997, Dr. Bates was appointed by the California Senate to serve as a member of the California High-Speed Rail Authority. Appointed by the Governor, Dr. Bates served as a member of the Board of Governors of California Community Colleges, the District 4 Medical Quality Review Committee, and the Professional Advisory Committee at the University of California Medical Centers where he was appointed by the Speaker of the Assembly. Dr. Bates previously served on the Magistrate Judge Merit Selection Panel. In 2000, Dr. Bates received the prestigious Kjakan Award for his contribution to the spirit of entrepreneurial capitalism. Dr. Bates founded American Shared Hospital Services in 1977. Dr. Bates received his BA from Johns Hopkins University in 1958 and his MD degree from the University of Rochester School of Medicine in 1962. Dr. Bates completed a surgery internship at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center in 1962. He has written chapters in the publication Textbook on Experimental Brain Tumors and Black Related Diseases. Dr. Bates completed his Neurosurgery residence at the University of California Medical Center, San Francisco in 1971. Dr. Bates is the father of Ernest R. Bates, the Company’s Vice President of Sales and Business Development. Dr. Bates is 84 years old.
DANIEL G. KELLY, JR., was elected to the Board in 2016. Mr. Kelly was a partner of Davis Polk & Wardwell LLP, an international law firm, from 1999 to 2015, co-founding its Silicon Valley office in 1999. During his time at Davis Polk, Mr. Kelly had an extensive corporate practice representing companies, private equity funds and financial institutions in a broad array of complex transactions, and also acted as a senior advisor to boards and special committees on numerous sensitive matters. Prior to joining Davis Polk, Mr. Kelly was a senior officer of a major investment banking firm, the chief legal officer of an NYSE-listed corporation and a partner involved in management of two other law firms. Mr. Kelly is a Trustee of Choate Rosemary Hall and is on the Board of Directors of Equality Now, a global organization dedicated to creating a world in which women and girls have the same legal rights as men and boys. Mr. Kelly received his B.A. in History from Yale University and his J.D. from Columbia University School of Law. Mr. Kelly is a member of the Board of Directors of Ares Capital Corporation, a specialty finance company listed on the Nasdaq Global Select Market. Mr. Kelly is 69 years old.

DAVID A. LARSON, M.D., PhD, FACR, FASTRO, was elected to the Board in 2011. He is professor emeritus of Radiation Oncology at the University of California, San Francisco. He is an internationally recognized authority on brain tumors and on central nervous system and body radiosurgery, intensity modified radiotherapy, and highly conformal radiotherapy. He holds a PhD in High Energy Physics from the University of Chicago and an MD from the University of Miami School of Medicine. He completed his medical internship at the University of California, San Francisco and his radiation oncology residency training at Harvard Medical School, where he also served as attending physician and instructor. Dr. Larson has been a member of the UCSF academic faculty since 1986, leading to joint professorial appointments in the Departments of Radiation Oncology and Neurosurgery. He has authored more than 200 scientific papers, reviews, and book chapters. He was elected by his peers to the presidency of numerous professional societies, including the American Society for Therapeutic Radiology and Oncology (ASTRO), the Northern California Radiation Oncology Society (NCROS), and the International Stereotactic Radiosurgery Society (ISRS). He is a Fellow in the American College of Radiation Oncology (FACRO), the American College of Radiology (FACR), and the American Society for Radiology Oncology (FASTRO). He has been recognized as one of America's top doctors every year since 1991. Dr. Larson is 80 years old.
SANDRA A.J. LAWRENCE, was appointed to the Board in 2017. She was the Chief Administrative Officer and Executive Vice President of Children’s Mercy Hospitals and Clinics in Kansas City, Missouri from 2016 to 2019 and from 2005 to 2016 served as its Chief Financial Officer and Executive Vice President. Prior to joining Children’s Mercy, Sandra served as CFO and SVP of Midwest Research Institute (MRI), VP of Administration for Gateway, Director of MRI’s Statistics and Economics Center for Regional Development, and President of Stern Brothers Investment Bank. Ms. Lawrence served on the board of directors of Westar Energy, Inc., an electric utility company, from 2004-2018 and now serves on the board of its merged, successor company, Evergy (NYSE: EVRG). Her current civic commitments include serving as Chair of the board of the National Association of Corporate Directors - Heartland Chapter and on the boards of the Hall Family Foundation, the Nelson-Atkins Museum of Art, Women Corporate Directors, Ms. Lawrence received her MBA from Harvard Business School, concentrating in the areas of finance and real estate, a Master’s of Architecture from the Massachusetts Institute of Technology, specializing in civil engineering and urban design, and an A.B. from Vassar College with a major in psychology and an emphasis in statistics. Ms. Lawrence is 63 years old.
SAIM MERT OZYUREK was elected to the Board in 2011.  He is currently the president of Ozyurek A.S., a healthcare company in Turkey, and EKA, LLC, in the United States. After completing military service, he joined Ozyurek A.S., the family business as a sales manager for nine years before being appointed as the vice president.   Mr. Ozyurek is an entrepreneur and an angel investor.  He received a B.A. degree in Mining Engineering at Middle East Technical University in Ankara, Turkey.  Mr. Ozyurek is 47 years old.

RAYMOND C. STACHOWIAK joined the Board in 2009. He served as the Company’s Interim President and Chief Executive Officer effective as of May 4, 2020 and effective October 1, 2020 serves as the Company’s Chief Executive Officer. Mr. Stachowiak previously served as President and Chief Executive Officer of Shared Imaging, a preferred independent provider of CT, MRI and PET/CT equipment and services, from its inception in December 1991 until his retirement in March 2013. In 2008, Mr. Stachowiak sold 50% of his interest in Shared Imaging to Lubar Equity Fund and remains a 50% owner of Shared Imaging. Mr. Stachowiak is the sole owner of RCS Investments, Inc., and owner-manager of Stachowiak Equity Fund, both of which are private equity funds. Mr. Stachowiak received a B.S. in Business and an M.B.A. from Indiana University. He is a Certified Public Accountant (inactive), Certified Internal Auditor (inactive) and holds a Certification in Production and Inventory Management. Mr. Stachowiak is 63 years old.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.
PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED.

Meetings of the Board

The Board of the Company held four regular meetings during 2020 and three special meetings. Each director attended at least 75% of the aggregate number of meetings of both the Board and of the Committees of the Board on which such director served during the year.
Shareholders may communicate with the Board by writing to: Two Embarcadero Center, Suite 410, San Francisco, CA 94111-4107, Attention: Ernest A. Bates, M.D. We encourage directors to attend our annual meeting and all directors attended the 2020 annual meeting of shareholders virtually. All shareholder communications to directors are forwarded to them.

Committees of the Board and Director Independence
The Company has standing Compensation, Nominating and Corporate Governance and Audit Committees, each of which is described below. The Company is in compliance with The NYSE American Stock Exchange (“NYSE American”) enhanced board and board committee independence requirements. Mr. Kelly, Dr. Larson, Ms. Lawrence and Mr. Ozyurek were considered independent directors under the NYSE American rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act Rules”) during 2020. Furthermore, members of each of the standing committees described above satisfy the independence requirements under applicable Exchange Act Rules and NYSE American rules. The directors who were not independent during 2020 under NYSE American rules and the Exchange Act rule were Dr. Bates, who was the Company’s Chief Executive Officer until May 4, 2020 and Executive Chairman through December 31, 2020 and Mr. Stachowiak who assumed the role of Interim President and Chief Executive Officer following the retirement of Dr. Bates as the Chief Executive Officer and was appointed as the Company’s Chief Executive Officer effective October 1, 2020. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a formal written charter. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are available on our website at www.ashs.com. You may also request a copy of these documents free of charge by writing our Corporate Secretary. We intend to post on our website any amendments to our Code of Business Conduct and Ethics, as well as any waivers for directors or executive officers (including our chief accounting officer and controller and anyone else performing similar functions) within four (4) business days after the date of any amendment or waiver. The information on our website is not part of this proxy statement. The Company’s independent directors meet in executive session at least annually without management and non-independent directors, as required by the NYSE American rules. The Lead Director presides at such meetings.
The Compensation Committee’s functions are to (i) establish compensation arrangements and incentive goals for executive officers, (ii) administer compensation plans, (iii) evaluate the performance of executive officers and award incentive compensation, (iv) adjust compensation arrangements as appropriate based upon performance, and (v) review and monitor management development and succession plans and activities. The Compensation Committee met six times in 2020. The Compensation Committee meets on an as needed basis. The Compensation Committee during 2020 consisted of Mr. Kelly, Dr. Larson and Mr. Ozyurek. Mr. Kelly is Chair of the Compensation Committee.

The Compensation Committee is authorized to delegate its authority to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. In 2020, the Compensation Committee obtained analysis, advice and guidance from Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, in designing compensation arrangements with Dr. Bates and Mr. Stachowiak in connection with their executive transition and the creation of a new incentive compensation plan for executives that went into effect on January 1, 2021. In determining or recommending the amount or form of executive officer compensation, the Compensation Committee takes into account the recommendations of its compensation consultant, if retained, as well as information received from the Company’s Chief Executive Officer. In doing so, the Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.
The purpose of the Nominating and Corporate Governance Committee is to recommend candidates for election to the Board. The Nominating and Corporate Governance Committee met once during 2020. In 2021, the Nominating and Corporate Governance Committee recommended the nominations of Dr. Bates, Mr. Kelly, Dr. Larson, Ms. Lawrence Mr. Ozyurek, and Mr. Stachowiak for election to the Board. During 2020, Mr. Kelly, Ms. Lawrence and Mr. Ozyurek served on the Nominating and Corporate Governance Committee. Mr. Ozyurek is Chair of the Nominating and Corporate Governance Committee.
The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. Between January 1, 2020 and May 4, 2020, the Audit Committee consisted of Mr. Kelly, Mr. Stachowiak and Ms. Lawrence. Since May 4, 2020, the Audit Committee consisted of Mr. Kelly, Mr. Ozyurek and Ms. Lawrence. Ms. Lawrence is Chair of the Audit Committee. During fiscal 2020 the Audit Committee held five meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Ms. Lawrence is a “financial expert” and meets the applicable independence requirements of the NYSE American and Rule 10A-3 under the Securities Exchange Act.
Identifying and Evaluating Director Nominees
The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

To be eligible for consideration for the Board, any proposed candidate must be ethical, have proven judgment and experience, have professional skills and experience in dealing with complex problems that would be complementary to the needs of the Company, have demonstrated the ability to act independently, be willing to represent the interests of all shareholders and not just those of a particular interest, and be willing and able to devote sufficient time to fulfill the needs of a director of the Company.
The Nominating and Corporate Governance Committee will consider director candidates submitted by shareholders to: Two Embarcadero Center, Suite 410, San Francisco, CA 94111-4107, Attention: Nominating and Corporate Governance Committee. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement as to whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for director must provide the nomination in writing to our Corporate Secretary at the Company’s principal offices pursuant to the notice provisions in the Bylaws. Such notice must be received not less than 60 nor more than 90 days prior to the annual meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the earlier of the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.
Based on the process described above, the Nominating and Corporate Governance Committee recommended and the Board determined to nominate each of the incumbent directors for re-election at the Meeting. The Nominating and Corporate Governance Committee and the Board concluded that each of the incumbent directors should be nominated for re-election based on the experience, qualifications, attributes and skills identified in the biographical information contained in the “Nominees” section under “Proposal No. 1: Election of Directors.” The Nominating and Corporate Governance Committee and the Board assessed several factors while considering the Company’s longstanding history of providing Gamma Knife and other medical services to hospitals and medical centers in the United States, and its anticipated growth in providing similar services internationally, as well as providing proton beam radiation therapy services in the United States. In particular, the Nominating and Corporate Governance Committee and the Board considered the following specific experiences, qualifications, attributes, skills and other factors:
•The nominees all have extensive experience in leading and guiding business and professional organizations as both executive leaders and board members.

•The nominees’ experiences reflect a range of occupations and industries, which provide diverse viewpoints in guiding the Company. Specifically, this includes financial services (Mr. Kelly, Ms. Lawrence, and Mr. Ozyurek), healthcare (Dr. Bates, Dr. Larson, Ms. Lawrence, Mr. Ozyurek, and Mr. Stachowiak), government and public policy (Dr. Bates, Mr. Kelly, Dr. Larson and Ms. Lawrence), international policy and development (Dr. Bates, Mr. Kelly and Mr. Ozyurek), and business development (Dr. Bates, Mr. Kelly, Ms. Lawrence, Mr. Ozyurek and Mr. Stachowiak).
•The nominees have significant and substantive expertise in several areas that are applicable to the Board and its committees, including finance (Dr. Bates, Mr. Kelly, Ms. Lawrence Mr. Ozyurek, and Mr. Stachowiak), public company accounting and financial reporting (Mr. Kelly and Mr. Stachowiak), strategic planning (all of the nominees), operations management (all of the nominees) and corporate governance (all of the nominees).
•The Board particularly believes that Dr. Bates’ vast experience in the medical community both as a neurosurgeon and as an entrepreneur, as founder, President and Chief Executive Officer of the Company (until May 4, 2020), brings unparalleled expertise to the board in a variety of areas.

Director Compensation for Fiscal 2020
The following table sets forth information regarding the compensation earned by or awarded to each non-employee director during the 2020 Fiscal Year.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (4)(5)	Total
Daniel G. Kelly, Jr.	$20,000	$940	$3,760	$24,700
David A. Larson, M.D., PhD	$20,000	$940	$3,760	$24,700
Sandra A.J. Lawrence	$20,000	$940	$3,760	$24,700
S. Mert Ozyurek	$20,000	$940	$3,760	$24,700

(1) Consists of the annual retainer fees for service as members of the Company’s Board. Each non-employee director may choose to have the retainer paid in cash, or make an election to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program. Mr. Kelly, Dr. Larson and Ms. Lawrence made an election to defer their entire 2020 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 7,844 shares of the Company’s common stock each. For further information concerning such deferral election, see the section below entitled “Deferral Election Program for Non-Employee Board Members”.

(2) The dollar amounts reflect the grant date fair value of the restricted stock unit awards covering 500 shares of the Company’s common stock granted to each non-employee director at the 2020 annual meeting under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2020 and included in the Company’s Annual Report on Form 10-K filed with the SEC on April 6, 2021. For further information concerning the restricted stock unit awards, see the section below entitled “Directors’ Equity Grants.”
(3) As of December 31, 2020 , the following non-employee directors each held vested restricted stock unit awards covering the following number of shares of the Company’s common stock: Mr. Kelly, 34,543; Dr. Larson, 74,406; and Ms. Lawrence, 23,852.
(4) The dollar amounts reflect the grant date fair value of stock option awards granted to each non-employee director under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2020 and included in the Company’s Annual Report on Form 10-K filed with the SEC on April 6, 2021. Pursuant to the Automatic Grant Program in effect under the Company’s Incentive Compensation Plan, at the 2020 annual meeting, Mr. Kelly, Dr. Larson, Ms. Lawrence and Mr. Ozyurek each received an option to purchase 2,000 shares of the Company’s common stock, with an exercise price per share of $1.88. For further information concerning the stock option awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”
(5) As of December 31, 2020, the following non-employee directors held options to purchase the indicated number of shares of the Company’s common stock granted under the Automatic Grant Program of the Company’s Incentive Compensation Plan: Mr. Kelly, 13,000 shares; Dr. Larson, 21,500 shares; Ms. Lawrence, 11,000 shares; and Mr. Ozyurek, 21,500 shares. For further information concerning the grant of options to non-employee directors, see the section below entitled “Directors’ Equity Grants.”
Directors’ Annual Retainer Fees
In 2020, each non-employee director earned an annual retainer of $20,000, subject to pro-ration for directors who either join or leave the Board during the year. Each director may choose to have the retainer paid in equal quarterly cash installments, or elect to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program, described below. Non-employee directors are reimbursed for the expenses they incur to attend Board meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company. Effective upon his appointment to serve as the Company’s Interim President and Chief Executive Officer on May 4, 2020, Mr. Stachowiak ceased to be eligible to receive compensation as a non-employee Board member. Instead, he received compensation pursuant to the terms of an offer letter entered into between Mr. Stachowiak and the Company, as described in the Company’s Compensation Discussion and Analysis under the heading “Significant Events Occurring in 2020 and Early 2021”.

Deferral Election Program for Non-Employee Board Members
Through its Deferral Election Program, the Company provides each non-employee Board member with the opportunity to defer all or a portion of the annual retainer fee he or she earns for service on the Board and Board committees. Such program allows each non-employee Board member to elect to convert all or a portion of such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. For each continuing Board member the deferral election must be filed on or before December 31 of the calendar year preceding the calendar year for which the annual retainer fee is earned. For each newly elected Board member, the deferral election must be filed within 30 days from the Board member’s commencement of Board service, and such election will apply to the portion of the retainer fee to be earned for the period of Board service measured from the first calendar quarter following the submission of the election to the Company.
For each continuing non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock as of the first trading date in January of the calendar year in which the election is in effect. For each newly elected non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock on the first trading date of the first calendar quarter following the submission of the election to the Company. The issuance of the shares of the Company’s common stock that vest under the award is deferred until the Board member’s cessation of Board service.
Mr. Kelly, Dr. Larson and Ms. Lawrence made an election to defer their entire 2020 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 7,844 shares of the Company’s common stock each.

Directors’ Equity Grants
Under the Automatic Grant Program of our Incentive Compensation Plan, each individual who first becomes a non-employee director will, at the time of his or her election to the Board, receive an initial equity award including an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. The specific number of shares subject to an initial equity award, if any, will be determined by the Compensation Committee of our Board, but will not exceed 10,000 shares for the option component or 3,000 shares for the restricted stock unit component. In addition, under this program, on the date of each annual meeting of shareholders, each individual who will continue to serve as a non-employee director will automatically be granted an annual equity award including an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee director for at least six months. The specific number of shares subject to an annual equity award, if any, will be determined by the Compensation Committee, but will not exceed 3,000 shares for the option component or 1,000 shares for the restricted stock unit component. Each initial equity award will vest in four equal annual installments upon the individual’s completion of each year of service. Each annual equity award will vest in one installment upon the individual’s completion of one year of board service.
On the day of the 2020 annual meeting of shareholders, Mr. Kelly, Dr. Larson, Ms. Lawrence, and Mr. Ozyurek each received an option to purchase 2,000 shares of the Company’s common stock pursuant to the terms of the Automatic Grant Program. The exercise price of these awards was $1.88 per share for all Board members, the closing price of the Company’s common stock on the NYSE American Exchange on the option grant date. Mr. Kelly, Dr. Larson, Ms. Lawrence, and Mr. Ozyurek also received a grant of 500 restricted stock units vesting in one installment upon their completion of one year of Board service pursuant to the Automatic Grant Program.
On the day of the Meeting, upon re-election to the Board, Mr. Kelly, Dr. Larson, Ms. Lawrence, and Mr. Ozyurek will each receive a grant of 1,000 restricted stock units pursuant to the terms of the Automatic Grant Program.

CERTAIN ADDITIONAL INFORMATION
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 9, 2021 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for Common Shares held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Common Shares Owned Beneficially
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Directors and Named Executive Officers (1)
Ernest A. Bates, M.D. Chairman of the Board and Chief Executive Officer	592,205	10.2%
Daniel G. Kelly, Jr. (4)	50,523	0.9%
David A. Larson, M.D., PhD (5)	103,693	1.8%
Sandra A.J. Lawrence (6)	37,232	0.6%
S. Mert Ozyurek (7)	81,630	1.4%
Raymond C. Stachowiak (8)	1,009,237	17.1%
Ernest R. Bates (9) Vice President of Sales and Business Development	138,243	2.3%
Craig K. Tagawa (10) Senior Vice President, Chief Operating and Financial Officer	163,532	2.7%
All Current Directors & Executive Officers as a Group (8 people) (11)	2,176,295	34.3%
5% or More Shareholders: John F. Ruffle	551,746	9.5%

(1)The address of each individual listed in this table is c/o American Shared Hospital Services, Two Embarcadero Center, Suite 410, San Francisco, California 94111.
(2)Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.

(3) The percentages are calculated based on a total of 5,800,811 shares of common stock issued and outstanding as of April 9, 2021. Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 9, 2021 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.
(4) Includes 48,423 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 9, 2021.
(5) Includes 96,786 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 9, 2021.
(6) Includes 35,732 common shares issuable upon vesting of restricted stock units within 60 days of April 9, 2021.
(7) Includes 19,500 common shares issuable upon exercise of stock options within 60 days of April 9, 2021.
(8) Includes (i) 101,500 shares directly held by Stachowiak, (ii) 57,000 shares held by RCS Investment Inc. (“RCS”); (ii) 760,559 shares held by Stachowiak Equity Fund LLC (“Equity Fund”); and (iii) 90,178 shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 9, 2021. RCS is a wholly-owned subsidiary of Raymond C Stachowiak Revocable Trust dated November 19, 1998 (“Trust”) and Mr. Stachowiak is the sole trustee of Trust and has sole power to vote and dispose and direct the voting and disposition of shares held by RCS. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by RCS. In addition, the Trust is the managing member and holder of 60% equity interest of the Equity Fund, and as such the Trust has shared power to vote and dispose and to direct the voting and disposition of shares held by Equity Fund. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by Equity Fund and Mr. Stachowiak hereby disclaims such beneficial ownership interest pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended. See “—Significant Events Occurring in 2020 and Early 2021” below in “Compensation Discussion and Analysis” for a discussion of Mr. Stachowiak serving as our Interim Chief Executive Officer and President and related equity awards effective as of May 4, 2020.
(9) Includes 112,500 common shares issuable upon exercise of stock options within 60 days of April 9, 2021.
(10) Includes 150,000 common shares issuable upon exercise of stock options within 60 days of April 9, 2021.
(11) Includes an aggregate of 553,119 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 9, 2021.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our four named executive officers (the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this proxy statement for a more detailed discussion of how our compensation programs further the Company’s objectives.
At this meeting, the shareholders will be asked to vote, on a non-binding, advisory basis, on the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narratives and other materials in this Proxy Statement.”
Our Board and Compensation Committee urge shareholders to endorse the compensation program for our executive officers by voting FOR the above resolution. The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the Compensation Discussion and Analysis and other related sections of this proxy statement, is reasonable and effective in aligning the interests of the executive officers with both the short and long-term interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our “Compensation Discussion and Analysis” below, our program has the following features.

•In 2017, based on the advice of Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, the Board adopted a performance-based incentive plan that awarded restricted stock awards that would vest solely on the basis of predetermined, objective metrics over a performance period that began in 2017 and ended in March 2020. As discussed further below, certain of these awards were forfeited due to non-achievement of performance criteria.

•In August 2020, Meridian provided the Board an updated compensation report based on a group of similar sized companies chosen by Meridian as comparable to the Company. Based in part on the data and recommendations in the Meridian report, the Compensation Committee adopted a new incentive compensation plan for executives that went into effect on January 1, 2021, as described below.

•In May 2020, the Company’s Chairman and Chief Executive Officer, Dr. Ernest A. Bates, retired and the Board appointed Mr. Raymond C. Stachowiak as Interim Chief Executive Officer at a salary that was significantly reduced from that previously paid to Dr. Bates.

•In September 2020, the Board realigned management duties and named Mr. Stachowiak as Chief Executive Officer effective October 1, 2020. His compensation was unchanged from its prior level.

•As part of the new 2021 variable compensation structure, the other two Named Executive Officers’ base salaries were reduced by 10%.

•The Named Executive Officers own a significant number of shares , restricted stock units and options to purchase shares of the Company’s common stock, and the directors and officers as a group own approximately 34% of the issued and outstanding shares (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 9, 2021), which directly aligns their interests with that of the other shareholders.

•None of the Named Executive Officers has an employment agreement or a severance agreement, except for Mr. Stachowiak who is party to a short-term employment letter covering his salary and equity awards.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. However, the Compensation Committee and our Board value the views of our shareholders and expect to take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.
Unless the Board modifies its policy on holding advisory votes on the compensation of our Named Executive Officers, the next advisory vote will occur at the 2022 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INSTRUCTED.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to inform our shareholders of the policies and objectives underlying the 2020 compensation programs for our four Named Executive Officers, who were our only executive officers during 2020:
•Raymond C. Stachowiak, our Interim Chief Executive Officer from May 4 – September 30, 2020, and thereafter our Chief Executive Officer;

•Dr. Ernest A. Bates, Chairman of our Board and Chief Executive Officer through May 3, 2020, and our Executive Chairman from May 4 – December 31, 2020;

•Craig K. Tagawa, our Chief Financial Officer and Chief Operating Officer through September 30, 2020, and thereafter our President and Chief Operating and Financial Officer; and

•Ernest R. Bates, our Vice President of Sales and Business Development through September 30, 2020, and thereafter our Senior Vice President in charge of International Operations in addition to Sales and Business Development.
The Compensation Committee of our Board administers the compensation program for our Named Executive Officers with the objective of providing a competitive compensation package. However, we also believe that the compensation paid to our Named Executive Officers should be substantially dependent on our financial performance and the value created for our shareholders. For this reason, as we explain in more detail below, in 2017 the Compensation Committee instituted a performance-based incentive plan whose rewards were based entirely on the attainment of objective goals that the Board determined to be critical to our financial success.
Highlights of Our 2020 Executive Compensation Practices
•Independent Committee. Our Compensation Committee is comprised solely of independent directors.

•No Guaranteed Salary Increases or Bonuses. None of our Named Executive Officers is guaranteed salary increases or bonuses for any year, and, except for 10,000 restricted stock units awarded to Mr. Bates in 2020 to recognize his leadership in the Company’s acquisition of our Gamma Knife business in Ecuador, our Compensation Committee did not increase base salaries or grant bonuses to the Named Executive Officers for the 2020 year.
•Performance-Based Compensation. We maintain a long-term incentive program pursuant to which restricted stock awards were granted to each of our executive officers in 2017, subject to satisfaction of predetermined, objective performance goals over a performance period beginning in 2017 and ending on March 31, 2020. As discussed further below, certain of these awards were forfeited due to non-achievement of performance criteria.
•No Special Cash Severance Provisions. None of our Named Executive Officers has an employment agreement or a severance agreement, except that Mr. Stachowiak has an employment letter covering his base salary and restricted stock units.
•Equity Ownership. The Named Executive Officers own a significant number of shares of the Company’s common stock, and the directors and officers as a group own approximately 28% (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 9, 2021) of the issued and outstanding shares, which directly aligns their interests with that of the other shareholders.
•No Excise Tax Gross-ups. Our Named Executive Officers do not receive tax “gross-ups” in connection with severance or change-in-control arrangements or otherwise.
•No Pension Plans. None of our Named Executive Officers participates in any pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans. None of our Named Executive Officers has supplemental executive retirement benefits.
Compensation Philosophy for Named Executive Officers

We seek to provide compensation packages for our Named Executive Officers to achieve the following objectives:

•attract, retain, motivate and engage executives with superior leadership and management capabilities,
•provide an overall level of compensation to each Named Executive Officer which is externally competitive, internally equitable and performance-driven, and

•ensure that total compensation earned by our Named Executive Officers is reflective of our financial performance and aligned with the interests of our shareholders.
Elements of Compensation

In determining the appropriate level for each element of such compensation, the Compensation Committee reviews and evaluates the level of performance of the Company and the Named Executive Officer’s level of individual performance and potential to contribute to the Company’s future growth, and seeks to set compensation at a level that is both reasonable and equitable based on that assessment. We also take into account our shareholders’ opinions on our executive compensation programs when determining whether to make any changes to our programs year over year.
Non-Binding, Advisory Vote on Executive Compensation. We conducted a non-binding, advisory vote on executive compensation at our 2020 annual meeting of shareholders and will again conduct a vote at the Meeting. Approximately 82% of the votes cast on the advisory vote on executive compensation proposal at our 2020 annual meeting were in favor of our Named Executive Officer compensation program as disclosed in the 2020 proxy statement. While this vote was not binding on the Company, our Board or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our Proxy statement. We made significant changes to our compensation system during 2020 and early 2021 that will impact the base salaries and incentives available to our executive officers in 2021. See “—Significant Events Occurring in 2020 and Early 2021” below for a description of recent changes to our executive team and their compensation.
Base Salary. The Compensation Committee periodically reviews the base salary level of each Named Executive Officer. The base salaries for the Named Executive Officers are determined on the basis of their level of responsibility, experience and individual performance. No base salary increases were made for our Named Executive Officers in 2020, and base salary for our President and Senior Vice President were reduced by 10% in 2021.
Cash Incentive Compensation. The Compensation Committee believes that the significant interests which the Named Executive Officers have in our common stock provide them with a substantial incentive to contribute to our financial success and the attainment of our financial goals. Therefore, the Compensation Committee has not previously implemented annual cash incentive compensation programs for them. From time to time, the Compensation Committee has awarded cash bonuses and commissions in recognition of the individual performance of our executive officers. For fiscal 2019 through 2020, however, no cash bonuses or commissions were awarded by the Compensation Committee to the Company’s executive officers. In early 2021, we implemented a variable compensation structure that provides our President and Senior Vice President with cash awards based on the achievement of certain performance measures as determined by the Compensation Committee. See “—Significant Events Occurring in 2020 and Early 2021” below for a description of recent changes to our executive team and their compensation.

Equity Compensation. Our Incentive Compensation Plan provides us with flexibility in designing equity incentives and granting different types of equity awards. We believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

Despite the significance that equity awards play in our compensation packages, the Company is concerned about the dilutive effect of equity awards on our shareholders; accordingly, the Company is committed to using equity incentive awards prudently and within reasonable limits. As described below under the heading “Executive Equity Grants”, other than grants made in 2020 to Mr. Bates to recognize his leadership in the Company’s acquisition of our Gamma Knife business in Ecuador and to Mr. Stachowiak in connection with the commencement of his employment, we last granted equity compensation to our executive officers in January 2017, when we awarded restricted stock awards which vested over a 3-year performance period that ended on March 31, 2020. As a result of our measured approach to the use of equity incentive awards, as of April 9, 2021, of the 1,630,000 shares of our common stock authorized for award under our Incentive Compensation Plan upon its approval in 2010, approximately 271,000 shares remained available for future awards under the plan.
In early 2021, we implemented a variable compensation structure that provides our President and Senior Vice President with equity awards based on the achievement of certain performance measures as determined by the Compensation Committee. See “—Significant Events Occurring in 2020 and Early 2021” below for a description of recent changes to our executive team and their compensation.
Executive Equity Grants. In 2017, the Compensation Committee approved a long-term incentive program as a result of the Compensation Committee’s review of our compensation practices, including a consideration of market data, the competitive nature of our program, and the form and structure for a potential incentive program. As part of its process, the Compensation Committee approved the use of a comparator group for purposes of reviewing the competitive nature of our compensation program, and engaged an independent compensation consultant, Meridian. As a result of its review, the Compensation Committee approved a long-term incentive program with the following primary objectives:
•Motivate improved performance through performance-vesting requirements.
•Create stronger alignment with shareholders through the use of a share-based vehicle.
•Retain key executives while focusing them on objective goals established by the Board to drive earnings growth.
The Compensation Committee granted restricted stock awards to our Named Executive Officers effective in January 2017, which would vest only upon the attainment of objective, pre-determined performance goals relating to sales, earnings per share and market capitalization over the performance period beginning in 2017 and ending on March 31, 2020.

The Compensation Committee believed that this mixture of factors would be effective because it combined the following incentives: (i) focusing our executive officers’ efforts on revenue initiatives that we believed would lead to future growth of our company, (ii) relating a portion of executive officer compensation to earnings per share, which the Compensation Committee believed will be another component of future growth, and (iii) tying executive officer compensation more directly to shareholder interests by having a portion tied to market capitalization. The performance-based restricted stock goal related to earnings per share was attained in 2017 and Dr. Bates, Mr. Tagawa and Mr. Bates had 13,235, 11,765 and 7,353 restricted stock awards, respectively, vested, representing 20% of the total award. The remaining performance goals, which represented 80% of the award, were not met as of March 31, 2020 and thus the remaining 80% of the shares of restricted stock were forfeited as of such date.
The Compensation Committee has previously determined that stock options are a less effective tool to motivate superior performance than performance-based restricted stock tied to the achievement of metrics designed to drive growth and lead to improvements in the value of the Company’s common stock. Accordingly, no stock options were granted to the executive officers in 2020. The Compensation Committee awarded 10,000 restricted stock units to Mr. Bates in 2020 to recognize his leadership in the Company’s acquisition of our Gamma Knife business in Ecuador, which vested on December 31, 2020, and also awarded restricted stock units to Mr. Stachowiak as described below, as part of his compensation package as our Chief Executive Officer.
Timing of Equity Awards. The Compensation Committee does not engage in any market timing of the equity awards made to the Named Executive Officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. All stock option grants issued under our Incentive Compensation Plan have an exercise price per share no less than the fair market value per share on the grant date.
Health and Retirement Programs. Our Named Executive Officers are eligible to participate in our 401(k) plan and our flexible benefit plan on the same basis as all other regular U.S. employees.
Named Executive Officer Perquisites and Other Programs. It is not our practice to provide our Named Executive Officers with any meaningful perquisites. We have not implemented any pension arrangements, defined benefit retirement arrangements, non-qualified deferred compensation programs or any supplemental executive retirement plans for our Named Executive Officers.
Employment Agreements. None of the Named Executive Officers has an employment or severance agreement, except that Mr. Stachowiak is party to a short-term employment letter covering his base salary and restricted stock units.

Compensation Committee Processes

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the Compensation Committee.
The Compensation Committee previously engaged Meridian Compensation Partners, LLC (“Meridian”) to assist it in connection with its review, analysis, and determinations with respect to the compensation of our executive officers. The incentive plan designed with the assistance of Meridian covered the period from 2017 to March 31, 2020. See “Significant Events Occurring in 2020 and Early 2021” below for a discussion of our engagement with Meridian in 2020.
The Compensation Committee may engage a compensation consultant or hire additional advisors at any time. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee.
Use of Competitive Compensation Data.

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or annual or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. Instead, the Compensation Committee believes that information regarding the compensation practices at other companies are useful as a reference point for its compensation decisions.

Tax Considerations. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), this limitation applied only to compensation that is not considered to be performance-based under the terms of Code Section 162(m), and our Incentive Compensation Plan was structured with the objective of providing the Company with the opportunity to qualify one or more awards under the plan (including the performance-based restricted stock awards granted in 2017) as performance-based compensation for purposes of Code Section 162(m). The TCJA provides transition relief for certain contractual arrangements in place as of November 2, 2017. Regardless, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation that is not deductible.

Significant Events Occurring in 2020 and Early 2021

Effective May 4, 2020 Dr. Bates retired as the Company’s President and Chief Executive Officer, and served as the Company’s Executive Chairman of the Board through December 31, 2020. In this role, Dr. Bates earned a reduced cash salary of $12,500 per month. During 2021 Dr. Bates will serve as Chairman of the Board and will be paid $50,000 for this role.

Effective May 4, 2020 Mr. Stachowiak began his service as Interim President and Chief Executive Officer of the Company with a monthly cash salary of $12,500. In addition, Mr. Stachowiak was granted restricted stock units covering 50,000 of the Company’s common shares that vested in full on August 3, 2020. From August 3, 2020 until December 31, 2020, Mr. Stachowiak received an award of 10,000 restricted stock units for each 30 days of service during such time, which vested in full at the end of each 30-day period.

On January 27, 2021, we entered into a revised one-year employment letter with our Chief Executive Officer, Mr. Stachowiak, effective January 1, 2021. His annual salary was increased from $150,000 to $200,000 per year and he will be granted 60,000 restricted stock units every six months. Restricted stock units granted on February 1, 2021 will vest on June 30, 2021 and those granted on July 1, 2021 will vest on December 31, 2021.

Effective January 2, 2021, the base salaries of Mr. Tagawa and Mr. Bates were reduced by 10%. and each of Mr. Tagawa and Mr. Bates became eligible to participate in our new 2021 variable compensation structure which allows them to receive cash and equity awards based on the achievement of certain performance measures as determined by the Compensation Committee. Any amounts paid to Mr. Tagawa and Mr. Bates will be composed of 25% equity and 75% cash. We believe that, by including a portion of these Named Executive Officers’ compensation in the form of performance based equity awards, their interests are further aligned with the interests of shareholders.

The Compensation Committee has retained the advice of Meridian in 2020 to act as an independent compensation consultant in connection with, designing compensation arrangements with Dr. Bates and Mr. Stachowiak in connection with their executive transition and the evaluation of the competitiveness of the Company’s compensation against an updated peer group. The Compensation Committee further engaged Meridian in connection with the creation of a new incentive plan.

In addition to our non-binding, advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2020 Annual Report on Form 10-K.

The Compensation Committee Daniel G. Kelly, Jr. (Chair) David A. Larson, M.D., PhD S. Mert Ozyurek

Summary Compensation Table
The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2020 and December 31, 2019 by the Company’s Chief Executive Officer, Former Chief Executive Officer and Executive Chairman, President, Chief Operating and Financial Officer, and Senior Vice President of Sales and Business Development and International Operations. No other individuals who would have been includable in such table on the basis of total compensation for fiscal 2020 but for the fact that they were no longer serving as executive officers at the end of fiscal 2020 are required to be included. The listed individuals are herein referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards	All Other Compensation (3)	Total
Raymond C. Stachowiak, Chief Executive Officer	2020	$100,000	--	$179,000	--	$5,487	$284,487
Ernest A. Bates, M.D., Former Chief Executive Officer and Executive Chairman	2020 2019	$244,768 $434,304	-- --	-- --	-- --	$7,866 $17,520	$252,634 $451,824
Craig K. Tagawa, Chief Operating Officer and Chief Financial Officer	2020 2019	$325,000 $325,000	-- --	-- --	-- --	$18,124 $23,100	$343,124 $348,100
Ernest R. Bates, Vice President of Sales and Business Development	2020 2019	$250,000 $250,000	-- --	$21,000 --	-- --	$16,563 $20,010	$287,563 $270,010

(1)Includes amounts deferred under the Company’s Retirement Plan for Employees of American Shared Hospital Services, a qualified plan under section 401(k) of the Internal Revenue Code.
(2)The dollar amount reflects the grant date fair value of the restricted stock unit awards granted under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2020 and included in the Company’s Annual Report on Form 10-K filed with the SEC on April 6, 2021.

(3)The amounts shown under All Other Compensation generally include matching contributions under the Company’s 401(k) plan, automobile and parking allowance, and premiums paid by the Company for long term disability coverage. The amount shown for Mr. Stachowiak also includes restricted stock units with a grant date fair value of $5,000 paid to him in 2020 for his service as a non-employee director until May 4, 2020 under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information concerning outstanding equity awards held by the named executive officers as of December 31, 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Raymond C. Stachowiak	2,000	-	$3.03	06/20/26	10,000(2)	$22,200
	2,000	-	$2.68	06/13/25	1,961(3)	$4,353
	2,000	-	$3.90	06/26/24	-	-
	2,000	-	$2.25	06/20/23	-	-
	2,000	-	$2.70	06/15/22	-	-
	7,500	-	$2.82	12/29/21	-	-
	2,000	-	$2.43	06/10/21	-	-
Ernest A. Bates, M.D	-	-	-	-	-	-
Craig K. Tagawa	150,000	-	$2.82	12/29/21	-	-
Ernest R. Bates	112,500	-	$2.82	12/29/21	-	-

(1) The options granted to Mr. Stachowiak vest one year following their issue date, provided that Mr. Stachowiak continues to provide services to the Company through each applicable vesting date. The options owned by Messrs. Tagawa and Bates vest in five equal annual installments over the five year period measured from their issue date, provided each employee continues to provide services to the Company through each applicable vesting date. None of the options authorized under these awards had been exercised as of December 31, 2020.
(2) These restricted stock units became fully vested on January 3, 2021.

(3) These restricted stock units were issued pursuant to the terms of the Company’s Deferral Election Program and will convert to shares of the Company’s common stock upon Mr. Stachowiak’s termination of service as a Board member.
(4) The market value is based on the $2.22 closing price per share of our common stock on December 31, 2020.

Payments Upon Termination or Change in Control

Under our Incentive Compensation Plan, in the event a change in control occurs, each outstanding equity award will automatically accelerate in full, unless that award is assumed or replaced by the successor corporation or otherwise continued in effect.
The plan administrator has the discretion to structure one or more equity awards under the Incentive Compensation Plan so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program. The performance-based restricted stock awards granted to the named executive officers in January 2017 provided for accelerated vesting upon a change of control. Such awards were forfeited on March 31, 2020 when the sales, earnings per share and market capitalization milestones for such awards were not met.
Shares Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance
Equity compensation plans approved by security holders (1)	721,328 (2)	$2.79 (3)	421,379 (4)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	721,328		421,379

(1) Consists of our Incentive Compensation Plan.

(2) Includes 304,928 shares of our common stock subject to restricted stock unit awards granted under the Incentive Compensation Plan, including awards with respect to deferred director retention fees, that will entitle each holder to one share of our common stock for each such unit that vests over the holder’s period of continued service. Also includes 416,400 shares of our common stock subject to option awards granted under the Incentive Compensation Plan. No shares are included here with respect to shares issued in connection with restricted stock awards that remained subject to vesting conditions as of December 31, 2020 as these shares were already issued and outstanding at that time.
(3) Calculated without taking into account 304,928 shares of common stock subject to outstanding restricted stock unit awards that will become issuable, as those units vest, without any cash consideration or other payment required for such shares.
(4) Shares reserved for issuance under the Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock units or other stock based awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

Delinquent Section 16(a) Reports

Although the obligation to file reports under Section 16(a) of the Exchange Act rests solely with the insiders, and not the issuer, given the complexity of the reporting forms, the need to be familiar with the Securities and Exchange Commission’s EDGAR system, and the urgency imposed by the two-day deadline for filing Forms 4, the Company has adopted an issuer compliance program pursuant to which the Company assists insiders to prepare and file reports on directors’ and officers’ behalf, in order to facilitate accurate and timely filing. Despite the good faith reliance of the directors on the Company’s compliance program, one Form 4 report was not timely filed. Based upon a review of Section 16(a) reports filed under the Exchange Act, the Company believes that during fiscal 2020, directors, officers and 10% shareholders of the Company filed all required reports within the periods established by Section 16 of the Exchange Act, except that the Form 4 filed by Mr. Stachowiak on October 12, 2020 was filed late due to an administrative error.
HEDGING POLICY
The Company’s Insider Trading Policy prohibits all members of the Board, officers and employees of the Company from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Audit Committee reviews related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the charter of the Audit Committee. The Audit Committee evaluates all such transactions and determines whether or not it serves the best interest of the Corporation and its stockholders and whether the relationship should be continued or eliminated.

PROPOSAL NO. 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
INCENTIVE COMPENSATION PLAN
Introduction
Our shareholders are being asked to vote on a proposal to approve the amendment and restatement of our Incentive Compensation Plan (the “Plan”) in order to increase the number of shares of our common stock reserved for issuance under the Plan by an additional 950,000 shares and to extend the term of the Plan by five years from February 22, 2022 to February 22, 2027. All of the additional shares would be available for incentive stock option awards. The Plan would preclude shares subject to stock appreciation rights that are forfeited, expire, terminate or are cancelled from being available for new grants or issuance under the Plan. Our Board adopted the amended and restated Plan on April 28, 2021 subject to shareholder approval at the Meeting.
Purpose of the Amendment and Restatement of the Plan
Equity incentive awards play a significant role in the compensation provided to the Company’s executive officers and employees. The Company relies on equity compensation in order to attract and retain key employees, align the interests of the Company’s executive officers with those of our shareholders, and to provide the Company’s executive officers and other employees with the opportunity to accumulate retirement income. Despite the significance equity awards play in our compensation packages, the Company is concerned about the dilutive effect of equity awards on our shareholders; accordingly, the Company is committed to using equity incentive awards prudently and within reasonable limits.
As a result of our measured approach to the use of equity incentive awards, the Company last increased its Plan common stock reserve in 2010. As of April 9, 2021, of the 1,630,000 shares of our common stock authorized for award under the Plan, approximately 271,000 shares remained available for future award under the Plan. Because we believe the equity component of our officers’ compensation is becoming more important, shareholders are being asked to approve an increase of 950,000 common shares to 2,580,000 common shares authorized for issuance under the Plan. The additional shares all would be available for incentive stock options awarded under the Plan, but no shares subject to stock appreciation rights that are forfeited, expire, terminate or cancelled would be available for new grants or issuance under the Plan.
Summary Description of the Amended and Restated Plan
The principal terms and provisions of the Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Plan and is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Appendix A. Any shareholder who wishes to obtain a copy of the actual Plan document may do so upon written request to our Corporate Secretary at our principal offices at Two Embarcadero Center, Suite 410, San Francisco, CA 94111.

Incentive Programs. The Plan consists of four separate equity incentive programs: (i) the discretionary grant program, (ii) the stock issuance program, (iii) the incentive bonus program, and (iv) the automatic grant program for the non-employee members of our Board of Directors. The principal features of each program are described below.
Types of Awards. The various types of equity incentives which may be issued under the Plan (collectively, the “Awards”) are as follows: (i) stock options and stock appreciation rights under the discretionary grant program, (ii) stock bonuses and stock issuances pursuant to restricted stock awards, restricted stock units, performance shares and other stock-base awards under the stock issuance program, (iii) cash bonus awards, performance unit awards and dividend equivalent rights under the incentive bonus program (iv) and stock options and restricted stock unit awards to our non-employee Board members under the automatic grant program.
Administration. The compensation committee of our Board of Directors will have the exclusive authority to administer the discretionary grant, incentive bonus and stock issuance programs with respect to Awards made to our executive officers and Board members and will also have the authority to make Awards under those programs to all other eligible individuals. However, our Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the compensation committee to make Awards under those programs to individuals other than executive officers and Board members.
The term “plan administrator,” as used in this summary, will mean our compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Plan.
The compensation committee will have limited discretion under the automatic grant program to determine the number of shares subject to each option grant and restricted stock unit award made under that program, if any, up to the maximum number of shares permissible per grant or award, but all option grants and restricted stock unit awards will otherwise be made in strict compliance with the express terms of that program.
Eligibility. Officers and employees, as well as independent consultants and contractors, in our employ or in the employ of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant, incentive bonus and stock issuance programs. The non-employee members of our Board of Directors will also be eligible to participate in those programs as well as the automatic grant program. As of April 9, 2021, approximately 19 persons (including 3 executive officers) were eligible to participate in the discretionary grant, incentive bonus and stock issuance programs, and 5 non-employee Board members were eligible to participate in those programs and the automatic grant program. Because our executives and non-employee directors are eligible to receive awards under the Plan, they may be deemed to have a personal interest in the approval of this Proposal 3.

Securities Subject to Plan. 2,580,000 shares of our common stock have been reserved for issuance over the term of the Plan, all of which are available for incentive stock option awards. The shares of common stock issuable under the Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that the Company acquires, including shares purchased on the open market or in private transactions.
As of April 9, 2021, 416,400 shares in the aggregate were subject to outstanding options under the Plan, 62,500 shares were subject to unvested restricted stock units under the Plan, 964,671 shares had been issued under the Plan, and, after taking into account the impact of the Share Counting Provisions described below, 271,024 shares remained available for future award under the Plan.
Share Counting Provisions. The number of shares of common stock reserved for award and issuance under the Plan will be reduced: (i) on a one-for-one basis for each share of common stock subject to an Award made under the discretionary grant program or subject to a stock option grant made under the automatic grant program, (ii) on a one-for-one basis for each share of common stock issued pursuant to a Full Value Award made under the stock issuance, incentive bonus and automatic grant programs prior to March 18, 2010 and (iii) by a fixed ratio of 1.59 shares of common stock for each share of common stock issued pursuant to a Full Value Award made under the stock issuance, incentive bonus and automatic grant programs on or after March 18, 2010.
For such purpose, a Full Value Award will be any of the following Awards made under the stock issuance, incentive bonus or automatic grant programs of the Plan that are settled in shares of our common stock: restricted stock awards (unless issued for cash consideration equal to the fair market value of the shares of common stock on the award date), restricted stock units, performance shares, performance units, and any other share-settled awards under the Plan other than (i) stock options and stock appreciation rights issued under the discretionary grant program, (ii) stock options issued under the automatic grant program and (iii) dividend equivalent rights under the incentive bonus program.
Except for stock appreciation rights, as described below, shares of common stock subject to outstanding Awards made under the Plan (including the options transferred from the predecessor plans) will be available for subsequent issuance under the Plan to the extent those awards expire or terminate for any reason prior to the issuance of the shares of common stock subject to those awards. Such shares will be added back to the number of shares of common stock reserved for award and issuance under the Plan as follows:
•For each share of common stock subject to such an expired, forfeited, cancelled or terminated option award made under the discretionary grant program (including the options transferred from the predecessor plans) or subject to an option grant made under the automatic grant program, one share of common stock will become available for subsequent award and issuance under the Plan; provided, however, that each share of common stock subject to an expired, forfeited, cancelled or terminated stock appreciation right will not be available for subsequent award and issuance.

•For each share of common stock subject to a forfeited or cancelled Full Value Award made under the stock issuance, automatic grant or incentive bonus program prior to March 18, 2010, one share will become available for subsequent award and issuance.
•For each share of common stock subject to a forfeited or cancelled Full Value Award made under the stock issuance, automatic grant or incentive bonus program on or after March 18, 2010, 1.59 shares will become available for subsequent award and issuance.
•For each unvested share of common stock issued under the discretionary grant or stock issuance program for cash consideration not less than the fair market value per share of common stock on the award date and subsequently repurchased by us, at a price per share not greater than the original issue price paid per share, pursuant to our repurchase rights under the Plan, one share will become available for subsequent award and issuance under the Plan.
•There are no net counting provisions in effect under the Plan. Accordingly, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance and award under the Plan:
•Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.
•Should shares of common stock otherwise issuable under the Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the exercise, issuance or vesting of an Award, then the number of shares of common stock available for issuance under the Plan will be reduced on the basis of the full number of shares that were issuable under the Award, and not on the basis of the net number of shares actually issued after any such share withholding.
•Upon the exercise of any stock appreciation right granted under the Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.

Award Limitations. Awards made under the Plan will be subject to the following per-participant limitations:
•For awards denominated in shares of our common stock at the time of grant (whether payable in common stock, cash or a combination of both), a participant in the Plan may not receive awards for more than 150,000 shares of our common stock in the aggregate. However, for the calendar year in which such person first commences service, the foregoing limitation will be increased to 200,000 shares. Such share limitations will be subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock.
•For performance-based awards denominated in cash dollars at the time of grant (whether payable in cash, shares of our common stock, or both), a participant in the Plan may not receive awards that exceed in the aggregate more than $1,500,000.00 for each calendar year within the applicable performance measurement period, with such performance period limited to a maximum of 5 years and with pro-ration based on such dollar limit for any fractional year included within such performance period.
ISO Limitation. The maximum number of shares of common stock which may be issued under the Plan pursuant to options intended to qualify as incentive stock options under the federal tax laws may not exceed 1,630,000 shares in the aggregate, subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock.
Repricing Prohibition. The plan administrator may not implement any of the following repricing/cash-out programs under the Plan without obtaining shareholder approval: (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or base price of such stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.
Equity Incentive Programs
Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive such Awards, the time or times when those Awards are to be made, the number of shares subject to each such Award, the vesting schedule (if any) to be in effect for the Award, the maximum term for which the Award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of seven years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.
Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
The Plan will allow the issuance of two types of stock appreciation rights under the discretionary grant program:
•Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.
•Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of seven years.
The distribution with respect to any exercised tandem or stand-alone stock appreciation right will be made in shares of our common stock. Stock appreciation rights will remain exercisable for a limited period following the holder’s cessation of service, but only to the extent those rights are exercisable at the time of such cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding, whether before or after the holder’s actual cessation of service.

Stock Issuance Program. Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. Performance shares may also be issued under the program in accordance with the following parameters:
•The vesting of the performance shares will be tied to the attainment of corporate performance objectives over a specified performance period, all as established by the plan administrator at the time of the award.
•At the end of the performance period, the plan administrator will determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.
•The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Internal Revenue Code Section 409A.
•Performance shares may be paid in cash or shares of our common stock.
•Performance shares may also be structured so that the shares are convertible into shares of our common stock, but the rate at which each performance share is to so convert will be based on the attained level of performance for each applicable performance objective.
The plan administrator has complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

The plan administrator will also have the discretionary authority to structure one or more of those Awards so that the underlying shares of common stock will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total shareholder equity; (2) earnings per share; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to increase our revenue or profitability or enhance our customer base. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. In addition, the performance goals may be subject to adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary or nonrecurring items; (F) items of income, gain, loss or expense attributable to the operations of any acquired business and costs and expenses incurred in connection with mergers and acquisitions; (G) items of income, gain, loss or expense attributable to one or more business operations divested by us or the gain or loss realized upon the sale of any such business or the assets thereof, (H) accruals for bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or our other bonus or incentive compensation plans, and (I) the impact of foreign currency fluctuations or changes in exchange rates.
Outstanding awards under the stock issuance program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. However, the plan administrator will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. In no event, however, will any vesting requirements tied to the attainment of performance objectives be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of the participant’s death or disability or in connection with a change in control of the company, as described under the heading “General Provisions —  Change in Control. ”

Incentive Bonus Program. Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. Cash bonus awards will vest over an eligible individual’s designated service period or upon the attainment of pre-established performance goals. Performance unit awards will be subject to the following parameters:
•A performance unit will represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more performance goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.
•Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.
•Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our common stock valued at fair market value on the payment date.
Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the incentive bonus program. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of our common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made, in cash or shares of our common stock, either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be made subject to a specified vesting schedule or a deferred payment date. However, any amounts attributable to dividend equivalent rights relating to an award subject to performance-vesting requirements will not vest or become payable prior to the vesting of that award upon the attainment of the applicable performance goals and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award in the event the performance goals are not attained.

The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of our common stock).
The plan administrator also has the discretionary authority to structure one or more awards under the incentive bonus program so that those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above in the summary of the stock issuance program.
The plan administrator has the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of the participant’s death or disability or in connection with a change in control as described under the heading “General Provisions —  Change in Control .”
Automatic Grant Program. Under the automatic grant program, non-employee Board members will receive a series of automatic grants of stock options and restricted stock unit awards over their period of Board service. All grants under the automatic grant program will be made in strict compliance with the express provisions of such program, and shareholder approval of this proposal will also constitute pre-approval of each option grant and restricted stock unit award made under the automatic grant program on or after the date of the Annual Meeting and the subsequent exercise of those options and the subsequent issuance of the shares subject to those restricted stock unit awards in accordance with the terms of the program summarized below.
Two types of awards will be made under the program:
Initial Awards. Each individual who first becomes a non-employee member of the Board will at the time of his or her election to the board, receive an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in our employ or employ of any parent or subsidiary company. The specific number of shares subject to the initial award, if any, will be determined by the compensation committee of our Board of Directors, but will not exceed 10,000 shares for the option component or more than 3,000 shares for the restricted stock unit component.

Annual Award. On the date of each annual shareholders meeting, each individual who will continue to serve as a non-employee Board member will automatically be granted an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee Board member for at least six (6) months. The specific number of shares subject to the initial award, if any, will be determined by the compensation committee of our Board of Directors, but will not exceed 3,000 shares for the option component or more than 1,000 shares for the restricted stock unit component. There will be no limit on the number of such annual awards any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in our employ will be eligible to receive one or more such annual awards over their period of service on the Board.
It is currently anticipated that the annual award to the non-employee Board members at the Annual Meeting will be comprise of a restricted stock unit award for an additional 1,000 shares.
Each option grant under the program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of seven years, subject to earlier termination following the optionee’s cessation of Board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of Board service. The shares subject to each initial automatic option grant will vest in four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual automatic option grant made to a continuing Board member will vest upon the earlier of (i) that individual’s completion of one year of Board service measured from the grant date or (ii) such individual’s continuation in Board service through the day immediately preceding the date of the next annual shareholders meeting following such grant date. However, the shares will immediately vest in full upon the optionee’s death or disability while a Board member or upon the occurrence of certain changes in ownership or control.
The option grants under the automatic option grant program will be taxable as non-statutory options under the Federal income tax laws.

The initial restricted stock unit award made to a newly elected or appointed non-employee Board member will vest in a series of four (4) successive equal annual installments upon his or her completion of each year of Board service over the four (4)-year period measured from the award date. Each annual restricted stock unit award made to a continuing non-employee Board member will vest upon his or her continuation in Board service through the earlier of (i) the completion of the one (1)-year period of service measured from the award date or (ii) the individual’s continuation in such service capacity through the day immediately preceding the next annual shareholders meeting following such award date. However, each restricted stock unit award held by a non-employee Board member under the automatic grant program will immediately vest in full upon certain changes in control or ownership or his or her cessation of Board service by reason of death or disability. As the restricted stock units vest in one or more installments, the shares of common stock underlying those vested units will be promptly issued.
The plan administrator may implement a non-employee Board member retainer fee deferral program under the Plan that would allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board retainer fee to be earned for such year into restricted stock units under the stock issuance program that defer the issuance of the shares of common stock that vest under those restricted stock units until their cessation of Board service or other permissible date or event under Code Section 409A.
New Plan Benefits
No Awards will be made on the basis of the amendment to the Plan that is the subject of this proposal prior to shareholder approval of this proposal at the Annual Meeting. The following continuing non-employee Board members will each receive a restricted stock unit award covering an additional 1,000 shares upon his or her election to the Board at the Annual Meeting, as described under the heading “Automatic Grant Program”: Mr. Kelly, Dr. Larson, Ms. Lawrence and Mr. Ozyurek. All other future grants and awards under the Plan, which may be made to Company executive officers, directors and other employees, will be made at the discretion of the plan administrator and are not presently determinable.

Name and Position	Number of Units (#)	Dollar Value of Units underlying Restricted Stock Units ($) (1)
All continuing non-employee directors as a group (4 persons)	4,000	$10,480

(1) The dollar amounts are estimated and reflect the $2.62 closing share price of our Common Shares on April 9, 2021, multiplied by the aggregate of 4,000 Common Shares underlying the restricted stock unit awards expected to be granted to the four continuing non-employee Board members under the terms of the Automatic Grant Program at the Annual Meeting.

General Provisions
Vesting Acceleration. In the event there should occur a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the discretionary grant, stock issuance and incentive bonus programs:
(i)    Each outstanding award will automatically accelerate in full upon a change in control, if that award is not assumed or otherwise continued in effect by the successor corporation or replaced with an incentive program which preserves the intrinsic value of the award and provides for the subsequent vesting and concurrent payout of that value in accordance with the same vesting schedule in effect for that award.
(ii)    To the extent any outstanding award is subject to performance vesting upon the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that award in a change in control transaction, the performance vesting condition will terminate, and such award will thereupon be converted into a service-vesting award that will vest upon the completion of a service period co-terminous with the portion of the performance period (and any subsequent service-vesting component that was part of the original award) remaining at the time of the change in control.
(iii)    The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual’s service with us or the successor entity terminates within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.
(iv)    The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.
(v)    Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the Plan in the event (a) we are acquired by merger or asset sale, (b) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons acquires directly or indirectly beneficial ownership of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our outstanding securities, (c) there occurs a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets or (d) there is a change in a majority of the membership of the Board over a period of less than thirty-six (36) months that is not approved by the current membership of the Board or their approved successors.
The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, or should there occur any change in control transaction or any other merger, consolidation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities that may be issued pursuant to incentive stock options granted under the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the discretionary grant program or the stock issuance and incentive bonus programs of the Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding stock option or stock appreciation right under the discretionary grant and automatic grant programs, (v) the number and/or class of securities subject to each outstanding award under the stock issuance and automatic grant programs and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of our common stock, (vii) the number and/or class of securities subject to our outstanding repurchase rights under the Plan and the repurchase price payable per share and (viii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program to new and continuing non-employee board members. Such adjustments will be made in such manner as the plan administrator deems appropriate, and such adjustments will be final, binding and conclusive.
Valuation. The fair market value per share of our common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the NYSE AMERICAN. On April 9, 2021, the fair market value per share of our common stock determined on such basis was $2.62.
Shareholder Rights and Transferability. No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any shareholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Standalone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have certain shareholder rights with respect to any shares of common stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting. A participant will not have any shareholder rights with respect to the shares of common stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate. In no event, however, will any dividends or dividend-equivalent units relating to awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying award vests and will accordingly be subject to cancellation and forfeiture to the same extent as the underlying award in the event those performance conditions are not attained.
Special Tax Election. The plan administrator may structure one or more awards so that shares of our common stock may be used as follows to satisfy all or part of the withholding taxes to which such holders of those awards may become subject in connection with the issuance, exercise, vesting or settlement of those awards:
•We will automatically withhold, from the shares of common stock otherwise issuable upon the issuance, exercise, vesting or settlement of such award, a portion of those shares with an aggregate fair market value equal to the applicable withholding taxes. The shares so withheld shall reduce the number of shares of common stock authorized for issuance under the Plan in accordance with the applicable reduction parameters in effect under the Plan.
•The holder of the award may be given the right to deliver to us, at the time of the issuance, exercise, vesting or settlement of such award, one or more shares of our common stock previously acquired by such individual with an aggregate fair market value equal to all or a portion of the required withholding taxes. The shares so delivered will neither reduce the number of shares of common stock authorized for issuance under the Plan nor be added to the number of shares authorized for issuance under the Plan.
Amendment and Termination. Our Board of Directors may amend or modify the Plan at any time, subject to any shareholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our shares of common stock are at the time primarily traded. However. no amendment that would reduce or limit the scope of the prohibition on repricing programs set forth in the Plan or otherwise eliminated such prohibition shall be effective unless approved by the shareholders.

We are requesting the term of the Plan to be extended so that, if not sooner terminated by our Board of Directors, the Plan will terminate on the earliest of (i) February 22, 2027, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding Awards in connection with certain changes in control or ownership.
Summary of Federal Income Tax Consequences
The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Plan.
Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.
If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for our taxable year in which such ordinary income is recognized.
Restricted Stock Awards. The recipient of unvested shares of common stock issued under the Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the recipient.
Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Cash Awards. The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for our taxable year in which such ordinary income is recognized.

Performance Units. No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.
Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for our taxable year in which such ordinary income is recognized.
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. Prior to the enactment of the TCJA, this limitation applied only to compensation that is not considered to be performance-based under the terms of Code Section 162(m). However, the TJCA eliminated the performance-based compensation exception for awards granted on or after January 1, 2018. The exception may be preserved for awards granted prior to January 1, 2018, to the extent the awards are not materially modified after November 2, 2017. We anticipate, but cannot guarantee, that any compensation deemed paid by us in connection with the exercise of non-statutory options or the disqualifying disposition of incentive stock option shares, in either case granted prior to January 1, 2018, and the vesting of the performance-based restricted stock awards granted in January 2017, will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers; provided that the awards are not materially modified after November 2, 2017.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE STOCK INCENTIVE PLAN.
PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE AMENDMENT AND RESTATEMENT OF THE STOCK INCENTIVE PLAN UNLESS OTHERWISE INSTRUCTED.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021, subject to shareholder ratification at the Meeting.
Representatives of Moss Adams LLP are expected to be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if they so desire.
The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services performed for 2020 and 2019 are as follows:

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
2020	$384,000	$0	$101,000	$0	$485,000
2019	$286,000	$6,000	$135,000	$0	$427,000

(1) Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.
(2) Audit-Related Fees: Audit-related fees are generally related to accounting advice, review of SEC comment letters, and other compliance issues.
(3) Tax Fees: Consists of tax compliance and preparation and other tax services.
(4) All Other Fees: Consists of fees for all other services other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services and related fees do not impair the independent registered public accounting firm’s independence. The independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the independent registered public accounting firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the SEC. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 4.
PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021 UNLESS OTHERWISE INSTRUCTED.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent the Company specifically incorporates the Report by reference therein.
The Audit Committee of the Board consists of three directors, all of whom are ‘independent’ as defined in the listing standards of the NYSE American and Exchange Act Rules. As discussed elsewhere in this proxy statement, Mr. Stachowiak stepped down and Mr. Ozyurek joined the Audit Committee effective as of May 4, 2020. The primary purposes of the Audit Committee are to review the financial reporting and internal controls of the Company, to appoint an independent registered public accounting firm, to review the reports of such auditors, and to review periodically the Audit Committee charter. During 2020, the Audit Committee held five meetings. Ms. Lawrence is Chair of the Audit Committee.
The Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the financial statements of the Company for the fiscal year ended December 31, 2020. The topics of these discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, representatives from the independent registered public accounting firm attend the Audit Committee meetings, and the Committee received assurances that the independent registered public accounting firm reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.
The Company’s independent registered public accounting firm provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence within the meaning of the federal securities laws administered by the Securities and Exchange Commission, and the Audit Committee satisfied itself as to the public accounting firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by Auditing Standard No. 16 or any successor standard, as amended, “Communications with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent registered public accounting firm’s examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for the examination of those statements.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review as described previously, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:
Sandra A.J. Lawrence (Chair)
Daniel G. Kelly, Jr.
S. Mert Ozyurek

SHAREHOLDER PROPOSALS
Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2022 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than December 31, 2021. Under the Company’s Amended and Restated Bylaws, in order for a shareholder proposal that is not included in the Company’s proxy materials to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, or, if less than 70 days’ notice of the date of such meeting has been given to shareholders, then not later than the close of business on the tenth day following the earlier of the first public disclosure of the meeting date and the mailing of the Company’s notice. A shareholder’s notice should provide a list of each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; any material interest of the shareholder in the business; and other requirements set forth in the Company’s Amended and Restated Bylaws.
ANNUAL REPORT
The Company’s 2020 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board

Alexis N. Wallace
Corporate Secretary

Dated: April 30, 2021
San Francisco, California

AMERICAN SHARED HOSPITAL SERVICES

    For the Annual Meeting of Shareholders to be held on June 25, 2021

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY NOMINATE(S), CONSTITUTE(S) AND APPOINT(S) RAYMOND C. STACHOWIAK AND CRAIG K. TAGAWA, AND EACH OF THEM, ATTORNEYS, AGENTS, AND PROXIES OF THE UNDERSIGNED, WITH FULL POWERS OF SUBSTITUTION TO EACH, TO ATTEND AND TO ACT AS PROXY OR PROXIES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES TO BE HELD ON FRIDAY, JUNE 25, 2021 AT 8:00 AM PACIFIC DAYLIGHT TIME IN A VIRTUAL MEETING FORMAT, OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF, AND TO VOTE AS SPECIFIED HEREIN THE NUMBER OF SHARES THAT THE UNDERSIGNED, IF PERSONALLY VIRTUALLY PRESENT, WOULD BE ENTITLED TO VOTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE six PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS, “FOR” the non-binding advisory vote on the compensation of our named executive officers, “FOR” THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S INCENTIVE COMPENSATION PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2021. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED, “FOR” THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, “FOR” THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S INCENTIVE COMPENSATION PLAN, “AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL COME BEFORE THE ANNUAL MEETING, OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY ALSO MAY BE REVOKED BY VIRTUAL ATTENDANCE AT THE MEETING AND PROPERLY VOTING ONLINE AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 25, 2021: a copy of our proxy statement, annual report and proxy card is available at http://www.ASHS.com.

    (continued, and to be signed on the other side)

[X]    PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

    This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. If no direction is made, this proxy will be voted FOR the election of directors recommended herein, FOR Proposal No. 2, FOR Proposal No. 3 and FOR Proposal No. 4.

    The Board of Directors recommends a vote FOR election of the directors nominated herein, FOR the non-binding advisory vote on the compensation of our named executive officers, FOR the amendment and restatement of the Company’s Incentive Compensation Plan and FOR the ratification of the appointment of the independent registered public accounting firm.

1.    ELECTION OF DIRECTORS. To elect six persons named below to the Board of Directors to serve until the 2021 Annual Meeting of Shareholders and until their successors have elected and qualified.

NOMINEES:
Ernest A. Bates, M.D.
Daniel G. Kelly, Jr.
David A. Larson, M.D., PhD
Sandra A.J. Lawrence
S. Mert Ozyurek
Raymond C. Stachowiak

    [ ] FOR all nominees

    [ ] WITHHOLD all nominees.

    [ ] For all nominees except the following nominee(s)(write the nominee's name(s) in the space below):

    ______________________

2.    ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

    [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.    AMENDMENT AND RESTATEMENT OF THE COMPANY’S INCENTIVE COMPENSATION PLAN. To approve the Company’s amended and restated Incentive Compensation Plan.

    [ ] FOR [ ] AGAINST [ ] ABSTAIN

4.    RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

    [ ] FOR [ ] AGAINST [ ] ABSTAIN

    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

Signature_____________________Date_____________________

Signature_____________________Date_____________________
     Signature, if held jointly

NOTE: Please date this proxy and sign as your name(s) appear(s) on this document. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.
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